                                                                   EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3 for the registration of $1,000,000,000 of debt securities, preferred stock, or common stock) of our report dated January 28, 2000 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP

Birmingham, Alabama
March 21, 2000